Filed pursuant to Rule 424(b)(5)
Registration No. 333-269752

PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 28, 2023)

Navitas Semiconductor Corporation
Up to $50,000,000
Class A Common Stock
We have entered into an Open Market Sale AgreementSM (the “Sale Agreement”) with Jefferies LLC (“Jefferies”) relating to shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sale Agreement, pursuant to this prospectus supplement we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $50,000,000 from time to time through Jefferies acting as our agent.
Our Class A common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS”. On March 19, 2025, the last reported sale price of our Class A common stock on Nasdaq was $2.53 per share.
Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Jefferies is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices and mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Jefferies for sales of Class A common stock sold pursuant to the Sale Agreement will be at a commission rate of up to 3.0% of the gross proceeds of any shares of Class A common stock sold under the Sale Agreement. In connection with the sale of the Class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Jefferies.
Each share of Class A common stock entitles its holder to one vote on all matters presented to our stockholders generally. See “Description of Capital Stock” in the accompanying prospectus.
We are a “smaller reporting company” as defined under the U.S. federal securities laws and are subject to reduced public company disclosure requirements for this prospectus supplement, documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”
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Investing in our Class A common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, under the heading “Risk Factors” beginning on page 3 of the accompanying prospectus, and the risk factors described in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.
SM “Open Market Sale Agreement” is a service mark of Jefferies LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
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Jefferies
The date of this prospectus supplement is March 19, 2025.

We have not, and Jefferies has not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (“SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC on February 14, 2023, as amended by the Amendment No. 1 to Form S-3 on Form S-3/A that we filed with the SEC on April 14, 2023 and the Amendment No. 2 to Form S-3 on Form S-3/A that we filed with the SEC on April 26, 2023, using a “shelf” registration process with respect to up to $200,000,000 in securities that may be sold thereunder (the “Registration Statement”). The Registration Statement was declared effective by the SEC on April 28, 2023. Under the shelf process, we may, from time to time, offer or sell any combination of the securities described in the accompanying prospectus in one or more offerings.
The accompanying prospectus provides you with a general description of the securities offered by us. Each time we use the accompanying prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add to, update or change information contained in the accompanying prospectus. The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with the offering, issuance and sale by us of up to a maximum aggregate offering price of $50,000,000 of our Class A common stock that may be issued and sold under the Sale Agreement with Jefferies. The $50,000,000 of Class A common stock that may be offered, issued and sold by us under this prospectus supplement is included in the remaining $108,000,000 of securities that may be offered, issued and sold by us under the accompanying prospectus. Upon termination of the Sale Agreement with Jefferies, any portion of the $50,000,000 of Class A common stock included in this prospectus supplement that is not sold pursuant to the Sale Agreement will be available for sale in other offerings pursuant to the accompanying prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sale Agreement, the full $108,000,000 of securities may be sold in other offerings by us pursuant to the accompanying prospectus and a corresponding prospectus supplement.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we or Jefferies provide to you or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying prospectus. We have not, and Jefferies has not, authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We are offering to sell the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. We do not imply or represent by delivering this prospectus that our
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company, or its business, is unchanged after the date on the front of this prospectus supplement or that the information in this prospectus supplement is correct as of any time after such date. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement that includes this prospectus, and you may obtain copies of those documents as described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, to the extent those safe harbor provisions are determined to be available. Forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent Annual Report on Form 10-K, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently filed Quarterly Reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:
•our financial and business performance;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our product development timeline and expected start of production;
•the implementation, market acceptance and success of our business model;
•our ability to scale in a cost-effective manner;
•developments relating to our competitors and industry;
•trading relationships between countries in which we operate, including primarily those between the United States and China, and related regulatory developments such as tariffs, customs duties, trade sanctions and cross-border investment restrictions;
•our ability to realize benefits from the acquisition of GeneSiC Semiconductor Inc. on August 15, 2022, as discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, including in Part II, Item 1A (Risk Factors) therein;
•our ability to obtain and maintain intellectual property protection, and not infringe on the rights of the intellectual property of others;
•our future capital requirements and sources and uses of cash;
•our ability to obtain funding for our operations;
•our business, expansion plans and opportunities;
•the outcome of any known and unknown litigation and regulatory proceedings;
•our expectations regarding the completion of, and use of proceeds from, this offering; and
•the other risks and uncertainties described herein, including under the section titled “Risk Factors.”

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements, which represent our estimates and assumptions only as of the date of the document containing the applicable statement. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events.

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In particular, you should consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Risk Factors,” which are incorporated by reference into this prospectus, and any other documents we file with the SEC that are deemed incorporated by reference into this prospectus. See “Where You Can Find More Information.” Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we make.

Before any stockholder invests in our securities, such stockholder should be aware that the occurrence of the events described in this section and elsewhere in this prospectus, including under the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, alone or in combination with other events or circumstances, may adversely affect us. You should read this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein or therein, and any free writing prospectus that we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements contained or incorporated by reference into the foregoing documents are expressly qualified in their entirety by this cautionary statement.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully this entire prospectus supplement and the accompanying prospectus, including the information referred to in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, along with the information incorporated by reference into this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus supplement and the accompanying prospectus by referring you to other documents, and how you can access those documents.
Company Overview
We design, develop and market next-generation power semiconductors including gallium nitride (GaN) power integrated circuits (ICs), silicon carbide (SiC) power devices, associated high-speed silicon system controllers, and digital isolators used in power conversion and charging. Power supplies incorporating our products may be used in a wide variety of electronics products including fast chargers for mobile phones and laptops, consumer electronics, data centers, solar inverters and electric vehicles, among numerous other applications.
Our products provide superior efficiency, performance, size, cost and sustainability relative to existing silicon technology. Our solutions offer faster charging, higher power density and greater energy savings compared to silicon-based power systems with the same output power. By unlocking this speed and efficiency, we believe Navitas is leading a revolution in high-frequency, high-efficiency, high-density, and sustainable power electronics to “Electrify Our World”™ for a cleaner tomorrow.
Our Industry
Most electronic devices that connect to a wall socket require a power supply to convert energy provided by utilities at 100-240V alternating current (AC) into lower-voltage direct current (DC) required by most electronic devices. Power supplies can be located inside the devices they are powering, as is the case with many consumer electronics and home appliances, or outside of the device, as is typically the case with devices like mobile phone chargers or laptop computers, typically referred to as wall chargers or power adapters.
In other applications such as electric vehicles, power may be converted from a high-voltage (e.g. 400 or 800V) DC battery to a lower voltage (e.g. 12 V) or, in the case of solar inverters, from low-voltage DC to high-voltage AC.
Additional, even-higher voltage applications are evolving, such as grid-tied converters, circuit breakers, rail, wind turbines, and industrial-scale charging (megawatt) systems.
In electronic devices today, most of these charging and power supply functions are carried out using silicon (Si) power MOSFETs (Metal Oxide Silicon Field Effect Transistors) or IGBTs (Insulated Gate Bipolar Transistors), along with related analog peripheral semiconductors. As the electronic content and functionality of systems have increased over time, existing silicon-based solutions have struggled to achieve high energy efficiency and fast charging, and they require large heat sinks or other thermal management methods, and large or complex form factors.
Two newer “wide band-gap” (WBG) materials have entered the power electronics market—GaN and SiC. In general terms, devices rated around 700V address applications requiring output power of approximately 20 W to 20 kW, such as smartphone chargers or data center power supplies. GaN devices rated from 80-120 V optimize and enable 48 V-based systems such as AI data centers, EV, and AI robotics. Silicon Carbide (SiC) solutions are generally designed for higher power (multi kW to MW+) applications with higher device voltages (up to 6,500 V).
At the highest level, GaN is a combination of gallium and nitrogen, which forms a powerful bond with materially stronger electric fields and greater electron mobility compared to silicon. With a GaN power IC, increased power system switching speeds and energy efficiency can be achieved, which translate into notable benefits for power electronics such as smaller size, lighter weight, higher density, faster charging, energy savings and ultimately a lower system cost. These are significant gains relative to existing Si-based power solutions. A transistor is at the heart of a power supply, and a discrete (that is, non-

integrated) GaN transistor requires a specialized silicon driver and multiple other components to drive and protect that GaN transistor. This additional circuitry has limited the adoption of GaN over the last decade due to cost, complexity, size, and vulnerability to system transients. Navitas has solved this problem with the GaN power IC. Navitas is the first to integrate all the drive and protection components along with the GaN transistor in a single GaN chip. This provides several form-factor improvements and energy savings compared to silicon solutions. The GaN IC solution also provides several benefits compared to GaN discrete solutions, including a smaller footprint, fewer components, energy savings, and lower cost.
A new, ‘bi-directional’ GaN platform began sampling in 2024, and represents significant size and system-cost reductions, for solar, motor drive and battery-storage applications.
Based on third-party estimates, the GaN device market (all voltages) in 2023 was over $250 million, with an expected compound annual growth rate through 2029 of 41% . The SiC market was estimated at over $2.7 billion in 2023. Based on Navitas’ estimate, Navitas is a market leader in high-voltage (600-700V) GaN, and is focused on growing market share in SiC. As new, displacement technologies, GaN and SiC market revenues are expected to grow faster than the legacy silicon market.
Combining GaN and SiC, the total potential market opportunity is estimated to be over $22 billion per year by 2026, split $7 billion for GaN, $9.3 billion for SiC, and with $6.1 billion overlapping GaN/SiC market. By the end of 2029, Yole, which is a consulting firm that specializes in the strategic analysis of markets, estimates that 33% of the legacy power silicon market will have been taken by GaN and SiC.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014 (“Legacy Navitas”). As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination (the “Business Combination”) in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS”. On August 15, 2022, we acquired the GeneSiC business. For more information about the Business Combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”
Terminology
In this prospectus and our other SEC filings, references to “Navitas,” “we,” “our,” “us,” and “the company” refer to Legacy Navitas before the Business Combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the Business Combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or incorporated into any other filings that we make with the SEC.
For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference into this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Implications of Being a Smaller Reporting Company
We qualify as a “smaller reporting company,” as defined in Rule 405 under the Securities Act. We may continue to be a smaller reporting company in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last trading day of the second quarter of the most recently completed fiscal year. Until we no longer qualify for smaller reporting company status, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING

Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $50,000,000.

Class A common stock to be outstanding immediately after this offering	Up to 207,877,048 shares, assuming that we sell the maximum dollar value of shares of our Class A common stock available to be sold in this offering at a price of $2.53 per share, which was the last reported sale price of our Class A common stock on Nasdaq on March 19, 2025. The actual number of shares issued will vary depending on the sales prices under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Jefferies LLC. See “Plan of Distribution”.

Use of Proceeds
We intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions. We may use a portion of our net proceeds to fund possible investments in and acquisitions of complementary businesses; however, we currently have no agreements or commitments to complete any such transaction. See “Use of Proceeds.”

Risk Factors
Investing in shares of our Class A common stock involves a high degree of risk, and the purchasers of our Class A common stock may lose all or part of their investment. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Nasdaq Trading Symbol	“NVTS”

The number of shares of Class A common stock to be outstanding immediately after this offering is based on 188,114,202 shares of our Class A common stock outstanding as of December 31, 2024, and excludes, as of that date:

•1,499,357 shares of Class A common stock issuable upon the exercise of stock options outstanding as of December 31, 2024, with a weighted-average exercise price of $0.74 per share;
•9,552,400 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of December 31, 2024;
•2,820,117 shares of Class A common stock issuable upon the vesting and settlement of RSUs granted after December 31, 2024 and prior to the date hereof;
•9,818,879 shares of Class A common stock reserved for issuance upon vesting or settlement of future awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan; and
•1,940,572 shares of Class A common stock reserved for future issuance under the Navitas Semiconductor 2022 Employee Stock Purchase Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes that there is no exercise of outstanding stock options or vesting and settlement of RSUs referred to above.

RISK FACTORS
An investment in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully read the risk factors discussed below, the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in the accompanying prospectus and any other accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated herein by reference. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, the accompanying prospectus and any other accompanying prospectus supplement or our other filings with the SEC, or any additional risks and uncertainties, actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose risk factors and other information in this prospectus by referring you to other documents, and how you can access those documents. Please also read carefully the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Owning our Class A Common Stock
Our management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
You may experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase.
The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Assuming that an aggregate of 18,867,925 shares of our Class A common stock are sold at a public offering price of $2.53 per share, the last reported sale price of our Class A common stock on Nasdaq on March 19, 2025, for aggregate gross proceeds of $50,000,000, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $1.76 per share of Class A common stock, representing the difference between our as adjusted net tangible book value per share as of December 31, 2024, after giving effect to this offering, and the assumed public offering price. The exercise of outstanding stock options or vesting of RSUs may result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.
We expect to retain future earnings, if any, to fund the development and growth of our business. We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. Any future determination to pay dividends on our Class A common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. See “Dividend Policy.” As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain for the foreseeable future.

The actual number of shares of Class A common stock we will issue under the Sale Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sale Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sale Agreement. The number of shares that are sold by Jefferies after delivering a placement notice will fluctuate based on the market price of our Class A common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The Class A common stock offered hereby will be sold in at the market offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Future sales or issuances of our Class A common stock in the public markets, or the perception of such sales, could depress the trading price of our Class A common stock.
The sale of a substantial number of shares of our Class A common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of Class A common stock or other equity-related securities would have on the market price of our Class A common stock.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we expect to in the future offer additional shares of Class A common stock or other securities convertible into or exchangeable for our shares of Class A common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Class A common stock or other securities convertible into or exchangeable for our shares of Class A common stock in future transactions may be higher or lower than the price per share in this offering.
The dual-class structure of our common stock as contained in our certificate of incorporation requires the majority vote of the holders of our Class B common stock, of which there are none as of the date of this prospectus supplement currently issued or outstanding, for the approval of certain corporate matters in the event that there are any outstanding shares of Class B common stock, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval. If we were to issue shares of our Class B common stock in the future, these voting rights would limit or preclude your ability to influence such corporate matters and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders, and that may adversely affect the trading price of our Class A common stock.
Our amended and restated certificate of incorporation, as amended (our “certificate of incorporation”), authorizes the issuance of up to 740,000,000 shares of our Class A common stock and up to 10,000,000 shares of our Class B common stock. Our certificate of incorporation provides that the majority vote of the holders of our Class B common stock is required for the approval of certain corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval. As of December 31, 2024, there were 188,114,202 shares of Class A common stock issued and outstanding and 0 shares of Class B common stock issued and outstanding. If we were to issue shares of our Class B common stock in the future, the voting rights afforded to holders of our Class B common stock under our certificate of incorporation would limit or preclude the ability of holders of our Class A common stock to influence certain corporate matters, including those described above. In addition, the voting rights associated with our Class B common stock may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, the dual-class structure of our common stock may adversely affect the market price of our Class A common stock.

USE OF PROCEEDS
We currently intend to use the net proceeds from this offering of our Class A common stock, together with our existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions. We may use a portion of our net proceeds to fund possible investments in and acquisitions of complementary businesses; however, we currently have no agreements or commitments to complete any such transaction.

The amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending these uses, we may invest our net proceeds from this offering primarily in investment grade, interest-bearing securities.

DILUTION
If you invest in our Class A common stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our Class A common stock in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

Our historical net tangible book value at December 31, 2024 was $112.6 million, or $0.60 per share of Class A common stock. Net tangible book value per share represents the total amount of our net tangible book value (tangible assets reduced by the total amount of our liabilities) divided by the number of shares outstanding on December 31, 2024 of 188,114,202 shares. Dilution in net tangible book value per share represents the difference between the price per share to be paid for the Class A common stock sold by us in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

After giving effect to the sale of shares of Class A common stock in the aggregate amount of $50.0 million in this offering at an assumed public offering price of $2.53 per share, the last reported sale price of our Class A common stock on Nasdaq on March 19, 2025, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $160.8 million, or $0.77 per share. This represents an immediate increase in net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.76 per share to new investors participating in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$2.53
Net tangible book value per share as of December 31, 2024	$0.60
Increase in net tangible book value per share attributable to new investors purchasing our Class A common stock in this offering	$0.17
As adjusted net tangible book value per share after this offering		$0.77
Dilution per share to new investors purchasing our Class A common stock in this offering		$1.76

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $2.53 per share shown in the table above, assuming all shares of our Class A common stock in the aggregate amount of $50.0 million are sold at that price, would cause our as adjusted net tangible book value per share after this offering to be $0.79 per share and would increase the dilution in net tangible book value per share to new investors to $2.74 per share, after deducting commissions and estimated offering expenses. A decrease of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $2.53 per share, assuming all shares of our Class A common stock in the aggregate amount of $50.0 million are sold at that price, would cause our as adjusted net tangible book value per share after this offering to be $0.73 per share and would decrease the dilution in net tangible book value per share to new investors to $0.80 per share, after deducting commissions and estimated offering expenses. This information is supplied for illustrative purposes only.

The foregoing discussion and table are based on 188,114,202 shares of our Class A common stock outstanding as of December 31, 2024, and exclude, as of that date:
•1,499,357 shares of Class A common stock issuable upon the exercise of stock options outstanding as of December 31, 2024, with a weighted-average exercise price of $0.74 per share;
•9,552,400 shares of Class A common stock issuable upon the vesting and settlement of RSUs outstanding as of December 31, 2024;
•2,820,117 shares of Class A common stock issuable upon the vesting and settlement of RSUs granted after December 31, 2024 and prior to the date hereof;
•9,818,879 shares of Class A common stock reserved for issuance upon vesting or settlement of future awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan; and

•1,940,572 shares of Class A common stock reserved for future issuance under the Navitas Semiconductor 2022 Employee Stock Purchase Plan.
To the extent that options outstanding as of December 31, 2024 have been or may be exercised or other shares issued, investors purchasing our Class A common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our Class A common stock will be at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. In order for us to pay dividends or other distributions to our stockholders, we would rely on payments from our operating subsidiaries.

PLAN OF DISTRIBUTION

We have entered into a Sale Agreement with Jefferies, under which we may offer and sell shares of our Class A common stock from time to time through Jefferies acting as agent. Pursuant to this prospectus supplement, we may offer and sell up to $50,000,000 of our shares of Class A common stock. Sales of our shares of Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell shares of our Class A common stock under the Sale Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sale Agreement to sell our shares of our Class A common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of Class A common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of Class A common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sale Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sale Agreement, will be approximately $240,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the opening of trading on The Nasdaq Global Market on the day following each day on which shares of Class A common stock are sold under the Sale Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of Class A common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of Class A common stock pursuant to the Sale Agreement will terminate as permitted therein.

This summary of the material provisions of the Sale Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sale Agreement is filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the Class A common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by DLA Piper LLP (US), San Francisco, California. Jefferies LLC is being represented by Cooley LLP, New York, New York in connection with this offering.

EXPERTS
The consolidated financial statements of Navitas Semiconductor Corporation (the “Company”) as of December 31, 2024 and 2023 and for the years then ended, incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in the accompanying prospectus, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov.
The following documents are incorporated by reference into this prospectus:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 19, 2025;
•our Current Report on Form 8-K, filed with the SEC on March 3, 2025;
•our Definitive Proxy Statement on Schedule 14A for Navitas’ 2024 annual meeting of stockholders, filed with the SEC on April 26, 2024; and
•the description of our Class A common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 19, 2025, including any amendment or report filed for the purpose of updating such description.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus supplement. The Registration Statement we filed with the SEC with respect to the securities being offered pursuant to this prospectus supplement was declared effective by the SEC on April 28, 2023.

Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in this prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded.

We will provide each person, including any beneficial owner, to whom a prospectus supplement is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the Registration Statement that we have filed with the SEC under the Securities Act with respect to the securities offered by this prospectus and do not contain all of the information set forth in the Registration Statement. This prospectus supplement and the accompanying prospectus omit certain information, exhibits, schedules and undertakings set forth in the Registration Statement. For further information pertaining to us and the shares offered in this prospectus supplement, reference is made to that Registration Statement and the exhibits and schedules to the Registration Statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings, including the Registration Statement, are available for free to the public over the Internet on the SEC’s website at www.sec.gov. Our Class A common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus supplement or the accompanying prospectus or other securities filings and is not a part of these filings.

PROSPECTUS

Navitas Semiconductor Corporation
$200,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $200,000,000.
Each time we offer our securities, we will provide you with a prospectus supplement, in addition to this prospectus. The prospectus supplement will describe the specific terms of the securities offered. This prospectus may not be used to offer and sell our securities unless accompanied by such a prospectus supplement. The accompanying prospectus supplement may add, update or change information contained in this prospectus. Before you invest in our securities, you should carefully read this prospectus, the accompanying prospectus supplement, the information incorporated by reference into this prospectus and the accompany prospectus supplement. See “Incorporation of Certain Information by Reference” on page 23 and “Where You Can Find More Information” on page 24 of this prospectus.
Our Class A Common Stock, par value $0.0001 per share (our “common stock”), is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “NVTS”. On April 13, 2023, the closing price of our common stock was $6.73 per share.
Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 19 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.
Investing in our securities involves a high degree of risk. Before you invest in our securities, you should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 3 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2023

PROSPECTUS TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. The accompanying prospectus supplement may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.
Before making a decision to invest in our securities, you should carefully read this prospectus, the accompanying prospectus supplement and the documents incorporated by reference described below under the captions “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.
You should rely only on the information set forth in or incorporated by reference into this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, throughout this prospectus and the accompanying prospectus supplement, the words “Navitas”, “we”, “us”, “our” “the registrant” or the “Company” refer to Navitas Semiconductor Corporation and the term “securities” refers collectively to our preferred stock, common stock, debt securities, warrants, rights, units and any combination of the foregoing securities.
This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.
ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking information within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to future events regarding such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In order to comply with the terms of the safe harbor provisions, we note that a variety of factors could cause our actual results and experience to differ materially and adversely from the anticipated results or other expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of our business include, but are not limited to, those matters discussed in our most recent annual report on Form 10-K, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and in the same sections of our subsequently-filed quarterly reports on Form 10-Q, as may be further updated by any current reports on Form 8-K that we may file. The words “believe,” “expect,” “anticipate,” “project,” “target,” “intend,” “plan,” “seek,” “estimate,” “endeavor,” “should,” “could,” “may” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the documents that contain them. We undertake no obligation to publicly revise or update forward-looking statements to reflect events or circumstances that arise after those dates, except as may be required under applicable law. Our actual results may differ from the anticipated results or other expectations expressed in such forward-looking statements.
iii

THE COMPANY
This summary highlights information contained elsewhere in this prospectus and in the documents we incorporate by reference. You should read this entire prospectus and any applicable prospectus supplement carefully, including the “Risk Factors” sections contained in this prospectus and any applicable prospectus supplement, and the “Risk Factors” sections of our most recent annual report on Form 10-K (Part I, Item 1A), as it may be updated in the “Risk Factors” sections of our subsequently-filed quarterly reports on Form 10-Q (Part II, Item 1A) and current reports on Form 8-K, as well as our financial statements and the related notes, all of which are incorporated by reference in this prospectus together with other important information.
See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” to learn how we disclose information in this prospectus by referring you to other documents, and how you can access those documents.
Company Overview
Navitas designs, develops and markets gallium nitride (“GaN”) and silicon carbide (“SiC”) power semiconductor devices. Power supplies incorporating our products may be used in a wide variety of electronics products, including fast chargers for mobile devices and laptop computers, home appliance and other consumer goods, data centers, solar inverters and electric vehicles, among numerous other applications. By unlocking the physical advantages inherent in GaN and SiC with industry leading technologies, Navitas’ innovative solutions provide superior efficiency, performance, size, cost and sustainability compared to existing silicon products with the same output power.
Corporate Background
The registrant, Navitas Semiconductor Corporation, is a Delaware holding company that conducts its operations through its wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the business combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.
We have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our operating subsidiaries. We presently intend to retain all earnings to fund our operations and business expansion.
Terminology
In this prospectus and our other SEC filings, references to “Navitas”, “we”, “our”, “us” and “the company” refer to the legacy Navitas Semiconductor business before the business combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the business combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” and a “smaller reporting company,” as those terms are defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 under the Securities Exchange Act of 1934. As a result of this status, we are governed by SEC regulations that require fewer or less comprehensive disclosures of information compared to public companies that are not so designated. This means the information included, or incorporated by reference, in this prospectus, and information that we provide in future filings with the SEC that are incorporated by reference in this prospectus, may be different than what you might receive from other public reporting companies.

Corporate Information
Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully read the risk factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent annual report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. For information on how to find our SEC filings, see “Where You Can Find More Information”, below.

USE OF PROCEEDS
Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate and working capital purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK
In the discussion that follows, we have summarized certain material provisions of our Second Amended and Restated Certificate of Incorporation (which we refer to simply as our “certificate of incorporation”) and our Amended and Restated Bylaws (our “bylaws”). This summary is not complete, is qualified in its entirety by reference to our certificate of incorporation and our bylaws and is subject to the relevant provisions of the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this prospectus. You should carefully read our certificate of incorporation and our bylaws and the relevant provisions of the DGCL before you invest in our capital stock.
Authorized Capital Stock
Our authorized capital stock consists of 751,000,000 shares, each with a par value of $0.0001 per share, consisting of (a) 750,000,000 shares of common stock (the “Common Stock”), comprised of and including (i) 740,000,000 shares of Class A Common Stock (“Class A Common Stock”) and (ii) 10,000,000 shares of Class B Common Stock (“Class B Common Stock”); and (b) 1,000,000 shares of Preferred Stock. Unless our board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting rights. Each holder of Class A Common Stock is entitled to one vote per share held. Except as otherwise required by the certificate of incorporation or by applicable law, holders of Class A Common Stock vote together as a single class on all matters on which stockholders are generally entitled to vote.
Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected each year. There is no cumulative voting in the election of directors. As a result, holders of more than 50% of shares eligible to vote in the election of directors can elect all of the directors.
Dividend rights. Subject to any other provisions of our certificate of incorporation, each holder of Class A Common Stock is entitled to receive, in proportion to the number of shares of Class A Common Stock held, such dividends and other distributions in cash, stock or property when, as and if declared by our board from time to time out of assets or funds of the company legally available therefor.
Rights upon liquidation. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the company, after payments to creditors that may at the time be outstanding, and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of the Class A Common Stock will be entitled to receive, ratably in proportion to the number of shares of Class A Common Stock held, all remaining assets of the company available for distribution.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A Common Stock, restricting dividends on our capital stock, diluting the voting power of the Class A Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the company.
Dividends
Declaration and payment of any dividend is subject to the discretion of our board of directors. Our board is not currently contemplating and does not anticipate declaring any dividends on our capital stock for the foreseeable future. The ability of our board to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.

Annual Stockholders’ Meetings
Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board. To the extent permitted under applicable law, our board may conduct meetings by remote communications. Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our certificate of incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in our certificate of incorporation, a director serving on a classified board may be removed by the stockholders only for cause. The certificate of incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, directors may be removed for cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of incorporation provides that, subject to the rights granted to one or more series of our preferred stock then outstanding, any newly created directorship on our board that results from an increase in the number of directors may be filled by a majority vote of our board, provided that a quorum is present, and any other vacancies on our board may be filled by a majority vote of our board, even if less than a quorum, or by a sole remaining director.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of the Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable our board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Class A Common Stock at prices higher than prevailing market prices.

Special Meetings
Our certificate of incorporation provides that special meetings of our stockholders may be called only by the chairman of our board, our chief executive officer or our board pursuant to a resolution adopted by a majority of our board. Our stockholders are not eligible and have no right to call a special meeting of stockholders.
Our bylaws also provide that unless otherwise restricted by the certificate of incorporation or the bylaws, any action required or permitted to be taken at any meeting of our board or of any committee thereof may be taken without a meeting, if all members of our board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our board or committee thereof.
Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.
The bylaws may be amended, altered or repealed (i) by the affirmative vote of a majority of our entire board; or (ii) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.
Exclusive Jurisdiction of Certain Actions
Our certificate of incorporation requires that derivative actions brought in the name of the company, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.
Transfer Agent
The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company.
Trading Symbol and Market
Our Class A Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “NVTS”.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
•any limit on the aggregate principal amount of the debt securities;
•whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•whether the debt securities will be secured or unsecured;
•if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•whether the debt securities may be issuable in tranches;
•the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday,

Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.
Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.
The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:
•the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.
If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.
Modification and Waiver
Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•a change in the stated maturity date of any payment of principal or interest;
•a reduction in the principal amount of or interest on any debt securities;
•an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•a change in the currency in which any payment on the debt securities is payable;

•an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.
Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•waive compliance by us with certain restrictive provisions of the indenture; and
•waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.
Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•failure to pay interest on any debt security for 30 days after the payment is due;
•failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•certain events of bankruptcy, insolvency or reorganization.
Remedies Upon an Event of Default
If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default;

•the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•the trustee has not started such proceeding within 60 days after receiving the request; and
•no direction inconsistent with such written request has been given to the trustee under the indenture.
However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,
•we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
•rights of registration of transfer and exchange, and our right of optional redemption;
•substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•the rights, obligations and immunities of the trustee under the indenture; and
•the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:
•to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).
We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
•we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.
In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:
•payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.
Governing Law
The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.
Regarding the Trustee
From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS
The following summarizes the general terms of stock and debt warrants that we may offer. The particular terms of any stock and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.
Warrants to Purchase Capital Stock
If we offer stock warrants, the prospectus supplement will describe the terms of the stock warrants, including:
•The offering price, if any;
•If applicable, the designation and terms of any preferred stock purchasable upon exercise of preferred stock warrants;
•The number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;
•The dates on which the right to exercise the stock warrants begins and expires;
•U.S. federal income tax consequences;
•Call provisions, if any;
•The currencies in which the offering price and exercise price are payable; and
•If applicable, the antidilution provisions of the stock warrants.
The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and nonassessable.
Exercise of Warrants to Purchase Capital Stock
You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.
No Rights as Stockholders
Holders of stock warrants are not entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders.
Warrants to Purchase Debt Securities
If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:
•The offering price, if any;
•The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;
•If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;
•If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;
•The dates on which the right to exercise the debt warrants begins and expires;
•U.S. federal income tax consequences;
•Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;
•The currencies in which the offering price and exercise price are payable; and
•If applicable, any antidilution provisions.
You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.
Exercise of Warrants to Purchase Debt Securities
You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.
No Rights as Holders of Debt Securities
Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS
We may issue or distribute rights to our stockholders for the purchase of shares of our common stock, preferred stock or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferable by the stockholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:
•in the case of a distribution of rights to our stockholders, the date for determining the stockholders entitled to the rights distribution;
•in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;
•the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of such rights and the exercise price;
•the aggregate number of rights being issued;
•the extent to which the rights are transferable;
•the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;
•the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•a discussion of material federal income tax considerations;
•any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and
•if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.
Each right will entitle the holder of rights to purchase for cash the number of shares of common stock or preferred stock or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.
Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of common stock or preferred stock or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase common stock or preferred stock are exercised, the holders of the any rights will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS
As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:
•the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways from time to time:
•to underwriters for resale to the public or to investors;
•through agents to the public or to investors;
•in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•through dealers;
•directly to investors; or
•through a combination of any of these methods or any other method permitted by law.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we are obligated to pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each time that we use this prospectus to sell our securities, we will provide a prospectus supplement that describes the method of distribution of the securities and will set forth the specific terms of the offering of securities, including, as applicable:
•the terms of the offering;
•the name or names of any underwriter, dealer or agent;
•the public offering or purchase price of the securities and the proceeds we will receive from the sale;
•any discounts and commissions to be allowed or paid to the underwriter or agent;
•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or reallowed or paid to dealers;
•any over-allotment option we grant to the underwriter under which the underwriter may purchase additional securities from us; and
•any securities exchanges on which the securities will be listed.
If an underwriter is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, an underwriting agreement will be executed under which the underwriter will make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis. If a dealer is utilized in the sale of the securities being offered by this prospectus or any prospectus supplement, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.
We may enter into agreements to indemnify underwriters, agents and dealers against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Certain underwriters, agents and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
The sale and distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. In any offering of the securities through a syndicate of underwriters, the underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement or a post-effective amendment. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a trading market for any securities, and, if a trading market for any securities does develop, we cannot assure you that such market will be liquid.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares offered under this prospectus will be passed upon for us by Paul D. Delva, Senior Vice President, General Counsel and Corporate Secretary of Navitas.

EXPERTS
The consolidated financial statements of Navitas Semiconductor Corporation and subsidiaries (the “Company”) as of and for the year ended December 31, 2022, incorporated by reference in this prospectus by reference to the Company’s annual report on Form 10‑K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. Our periodic reports are filed with the SEC under SEC File Number 001-39755, and can be accessed at the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769.
The following documents are incorporated by reference into this prospectus:
•our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023 and as amended by amendment no. 1 on Form 10-K/A, filed with the SEC on April 14, 2023;
•our current report on Form 8-K, filed with the SEC on January 20, 2023, and our amended current report on Form 8-K/A, filed with the SEC on April 14, 2023; and
•the description of our Class A Common Stock contained in Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 3, 2023.
In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus. Also, all documents we file with the SEC pursuant to the Exchange Act after the date of filing the initial registration statement that includes this prospectus and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.
We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com/) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, CA 90503-1640
Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the shares offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at www.sec.gov, and specifically at https://www.sec.gov/edgar/browse/?CIK=1821769. Our common stock is listed on Nasdaq under the trading symbol “NVTS”. General information about our company, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, as well as any amendments and exhibits to those reports, are available free of charge through our website at https://ir.navitassemi.com/financial-information, as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on, or that can be accessed through, our website is not incorporated into this prospectus or other securities filings and is not a part of these filings.

Navitas Semiconductor Corporation
Up to $50,000,000
Class A Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

March 19, 2025